UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2008

ACROPOLIS PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000-Metal Mining	0001402159
(Standard Industrial	(Central Index Key)
Classification)

Suite 341 - 2620 South Maryland Parkway
Las Vegas, Nevada 89125-0541
(Address of principal executive offices, including zip code)
702-735-1772
(Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, Acropolis Precious Metals, Inc, is hereinafter referred as "we", or "Company", or "AOPM".

Item 4.01        Change in Registrant's Certifying Accountant

(a)     Previous independent registered public accounting firm

On June 30, 2008, the Company dismissed Michael T. Studer CPA P.C. ("Studer") as the certifying accounting firm for the Company, effective immediately. Studer 's audit report on the Company's financial statements for the fiscal year ended January 31, 2008 did not contain any adverse opinion or a disclaimer of opinion, and except for an explanatory paragraph relating to a going concern uncertainty, was not qualified or modified as to uncertainty, audit scope or accounting principles At no time during the period that Studer was the Company's certifying accountant were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Studer, would have caused Studer to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements. The Company provided Studer with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Studer furnish a letter addressed to the Commission stating whether or not Studer agrees with the statements noted above. A copy of Studer 's letter responding to that request, dated June 30, 2008, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     New independent registered public accounting firm

Effective June 30, 2008 the Company's board of directors approved the selection of Yu and Associates CPA Corporation, member of GC Alliance ("Yu and Associates") as its independent registered public accounting firm.

Item 9.01        Financial Statement and Exhibits.

(d)     Exhibits.

Exhibit 16.1	Letter from Michael T. Studer CPA P.C. to the Securities and Exchange Commission Dated on June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008	ACROPOLIS PRECIOUS METALS, INC.

/s/Wei Wang
Wei Wang
Chief Executive Officer, Chairman of the Board